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                                                                    Exhibit 4.14

                              CERTIFICATE OF MERGER
                                       OF
                RELIANT ENERGY POWER GENERATION MERGER SUB, INC.,
                             A DELAWARE CORPORATION,
                                      INTO
                           ORION POWER HOLDINGS, INC.,
                             A DELAWARE CORPORATION

         ORION POWER HOLDINGS, INC., a Delaware corporation (the "SURVIVING CORPORATION"), in compliance with the requirements of the General Corporation Law of the State of Delaware, as amended (the "DGCL"), and desiring to effect a merger of RELIANT ENERGY POWER GENERATION MERGER SUB, INC., a Delaware corporation (the "MERGING CORPORATION," and collectively with the Surviving Corporation, the "CONSTITUENT CORPORATIONS"), with and into the Surviving Corporation, and acting by its duly authorized officer, DOES HEREBY CERTIFY that:

         FIRST: The name and state of incorporation of each of the Constituent Corporations of the merger are as follows:

NAME                                        STATE OF INCORPORATION
----                                        ----------------------
ORION POWER HOLDINGS, INC.                  Delaware
RELIANT ENERGY POWER GENERATION
MERGER SUB, INC.                            Delaware

         SECOND: An agreement and plan of merger has been approved, adopted, certified, executed and acknowledged by each of the Constituent Corporations in accordance with the requirements of Section 251(c) of the DGCL;

         THIRD: The name of the Surviving Corporation of the merger is ORION POWER HOLDINGS, INC. At the effective time of the merger, the name of the Surviving Corporation will be changed to RELIANT ENERGY POWER GENERATION MERGER SUB, INC.;

         FOURTH: The Certificate of Incorporation of the Surviving Corporation is hereby amended in its entirety to read as set forth on EXHIBIT A attached hereto, and as so amended, such Certificate of Incorporation shall be the Certificate of Incorporation of the Surviving Corporation until such time as it may be amended in accordance with applicable law and the provisions thereof;

         FIFTH: The executed agreement and plan of merger is on file at an office of the Surviving Corporation, the address of which is Seven East Redwood Street, 10th Floor, Baltimore, Maryland 21202;

         SIXTH: A copy of the agreement and plan of merger will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of any Constituent Corporation; and

         SEVENTH: This Certificate of Merger shall be effective on its filing with the Secretary of State of the State of Delaware.

         Dated: February 19, 2002

                                          ORION POWER HOLDINGS, INC.,
                                                a Delaware corporation
                                          By: /s/ W. THADDEUS MILLER
                                              Name: W. THADDEUS MILLER
                                              Title: EXECUTIVE VICE PRESIDENT
                                                     AND CHIEF LEGAL OFFICER

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                                                                       EXHIBIT A

                          CERTIFICATE OF INCORPORATION

                                       OF

                RELIANT ENERGY POWER GENERATION MERGER SUB, INC.

         FIRST: The name of the Corporation is Reliant Energy Power Generation Merger Sub, Inc. (hereinafter the "Company").

         SECOND: The address of the registered office of the Company in the State of Delaware is 9 East Loockerman Street, City of Dover 19901, County of Kent, and the name of the registered agent of the Company at such address is National Registered Agents, Inc.

         THIRD: The purpose of the Company is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "DGCL").

         FOURTH: The total number of shares of all classes of stock which the Company shall have authority to issue is 1,000 shares of common stock, par value $1.00 per share ("Common Stock"). Each share of Common Stock shall entitle the holder thereof to one vote on each matter voted upon by the stockholders of the Company. Shares of Common Stock may be issued for such consideration and for such corporate purposes as the Board of Directors of the Company (the "Board of Directors") may from time to time determine.

         FIFTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Company, and for further definition, limitation, and regulation of the powers of the Company and of its directors and stockholders.

         (1) The business and affairs of the Company shall be managed by or under the direction of the Board of Directors except as otherwise provided by law.

         (2) The number of directors of the Company shall be as from time to time fixed by, or in the manner provided in, the Bylaws of the Company (the "Bylaws"). Election of directors need not be by written ballot unless the Bylaws so provide.

         (3) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby authorized to exercise all such powers and do all such acts and things as may be exercised or done by the Company, subject, nevertheless, to the provisions of the statutes of the State of Delaware, this Certificate of Incorporation, and any Bylaws adopted by the stockholders; provided, however, that no Bylaws thereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such Bylaws had not been adopted.

         (4) In furtherance of, and not in limitation of, the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend, change, add to, or repeal the Bylaws of the Company.

         SIXTH: Meetings of the stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Company may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws.

         SEVENTH: No director of the Company shall be personally liable to the

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Company or any of its stockholders for monetary damages for breach of fiduciary duty as a director of the Company; provided, however, that this Article Seventh shall not eliminate or limit the liability of such a director

         (1) for any breach of such director's duty of loyalty to the Company or its stockholders,

         (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

         (3) under Section 174 of the DGCL, as the same exists or as such provision may hereafter be amended, supplemented or replaced, or

         (4) for any transactions from which such director derived an improper personal benefit.

         If the DGCL is amended after the filing of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by such law, as so amended. Any repeal or modification of this Article Seventh by the stockholders of the Company shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Company existing at the time of such repeal or modification.

         EIGHTH: Whenever a compromise or arrangement is proposed between the Company and its creditors or any class of them and/or between the Company and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Company or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Company under Section 291 of the DGCL or on the application of trustees in dissolution or of any receiver or receivers appointed for the Company under Section 279 of the DGCL order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Company, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Company, as the case may be, agree to any compromise or arrangement and to any reorganization of the Company as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Company, as the case may be, and also on the Company.

         NINTH: The Company reserves the right to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the laws of the State of Delaware. All rights herein conferred are granted subject to this reservation.

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                                    AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                RELIANT ENERGY POWER GENERATION MERGER SUB, INC.,
                             A DELAWARE CORPORATION
                   (TO BE RENAMED ORION POWER HOLDINGS, INC.)

         Reliant Energy Power Generation Merger Sub, Inc. ("Company"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware ("DGCL"), acting by its duly authorized officer does hereby certify that:

         1. The name of the Company is Reliant Energy Power Generation Merger Sub, Inc.

         2. The Board of Directors of the Company duly adopted a resolution proposing and declaring advisable the amendment to the Certificate of Incorporation as described herein, and the Company's sole stockholder has duly adopted such amendment, all in accordance with the provisions of Sections 141, 228 and 242 of the DGCL.

         3. The amendment to Certificate of Incorporation effected by this amendment changes the name of the Company to Orion Power Holdings, Inc.

         4. The Certificate of Incorporation is hereby amended by deleting Article First thereof and replacing it in its entirety with the following Article First:

         FIRST: The name of the Corporation is Orion Power Holdings, Inc. (hereinafter the "Company").

         IN WITNESS WHEREOF, the Company has caused this certificate to be executed this 19TH day of February, 2002.

                                  RELIANT ENERGY POWER GENERATION MERGER
                                  SUB, INC.

                                  By: /s/ CURTIS A. MORGAN
                                      -----------------------------------
                                      Name: Curtis A. Morgan
                                      Title: President